UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 11, 2024
___________
VIPER ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2024, Viper Energy, Inc. (“Viper” or “we”) and its operating subsidiary Viper Energy Partners LLC (“OpCo”), as buyer parties, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Tumbleweed Royalty IV, LLC (“TWR IV”) and TWR IV SellCo Parent, LLC, as sellers, pursuant to which OpCo agreed to acquire all of the issued and outstanding interests in TWR IV, LLC and TWR IV SellCo, LLC (the “Pending Acquisition”) for a purchase price consisting of $461.0 million in cash, the issuance of an aggregate of 10,093,670 OpCo units to TWR IV and an option for TWR IV to acquire the same number of shares of our Class B common stock (the “Option”), subject to the adjustments contemplated in the Purchase Agreement. The Purchase Agreement also contemplates the payment of contingent cash consideration of up to $41.0 million payable in January of 2026, based on the average price of West Texas Intermediate (WTI) light sweet crude oil prompt month futures contracts for the calendar year 2025 (the “WTI 2025 Average”).

The Pending Acquisition is expected to close on October 1, 2024, subject to customary closing conditions and adjustments. The cash consideration is expected to be funded through a combination of cash on hand, borrowings under OpCo’s revolving credit facility and proceeds from one or more capital markets transactions, subject to market conditions and other factors.

The assets subject to the Pending Acquisition consist of mineral and royalty interests in approximately 3,727 net royalty acres located primarily in the Permian Basin, with net production during the second quarter of 2024 of approximately 3,523 BOE/d.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions of the parties.

At the closing of the Pending Acquisition, we will be obligated to amend and restate (i) the Second Amended and Restated Limited Liability Agreement of OpCo dated as of May 9, 2018, as amended, to admit TWR IV as a member and (ii) that certain Amended and Restated Exchange Agreement dated as of November 10, 2023 to include TWR IV as a holder and a party thereto entitled to the exchange rights (the “Exchange Rights”) with respect to the OpCo units to be acquired by TWR IV at the closing of the Pending Acquisition and, where applicable, shares of our Class B common stock that may be acquired by TWR IV upon exercise of the Option.

Further, at closing of the Pending Acquisition, Viper will be obligated to enter into a registration rights agreement with TWR IV, pursuant to which TWR IV will receive certain demand and piggyback registration rights with respect to the shares of our Class A common stock that may be acquired by TWR IV in exchange for the OpCo units received pursuant to the Purchase Agreement and an equal number of shares of Viper’s Class B common stock in the event TWR IV exercises the Option and its Exchange Rights to be granted at the closing of the Pending Acquisition (the “TWR IV Class A Shares”) and Viper will file with the Securities and Exchange Commission, subject to Sellers’ delivery of certain financial statements for the assets being acquired in the Pending Acquisition and certain other conditions, as promptly as reasonably practicable to facilitate effectiveness on or before the date that is six months following the closing of the Pending Acquisition and in any event within 90 days from the date thereof, a shelf registration statement registering for resale the TWR IV Class A Shares, cause such shelf registration statement to be declared effective promptly thereafter and cause the TWR IV Class A Shares to be listed on the Nasdaq Global Select Market. Viper will bear all registration, offering and listing expenses relating to the TWR IV Class A Shares and the exercise by TWR IV of such registration rights, except that TWR IV will be obligated to pay all underwriting fees, discounts and commissions, placement fees of the underwriters, broker commissions and any transfer taxes and certain fees and expenses of counsel for TWR IV. Under the terms of the Purchase Agreement TWR IV will be subject to a six-month lockup following the closing of the Pending Acquisition with respect to any shares of Class A common stock owned by it.

All of the OpCo units to be issued to TWR IV, the shares of our Class B common stock that may be issued to TWR IV upon its exercise of the Option, and all TWR IV Class A Shares to be issued to TWR IV upon the exercise of its Exchange Rights, will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the OpCo units, the shares of our Class B common stock to be issued to TWR IV upon its exercise of the Option, and all TWR IV Class A Shares to be issued to TWR IV upon the exercise of its Exchange Rights, is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

Pending Acquisition Announcement

On September 11, 2024, Viper issued a press release announcing the Pending Acquisition and the related acquisitions discussed below. A copy of the press release for the Pending Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Recent Acquisitions

On September 3, 2024, Viper, through its operating subsidiary OpCo, acquired all of the issued and outstanding equity interests in (i) Tumbleweed-Q Royalties, LLC for a purchase price of $113.4 million in cash and contingent cash consideration of up to $5.4 million payable in January of 2026, based on the WTI 2025 Average and (ii) MC TWR Royalties, LP and MC TWR Intermediate, LLC for a purchase price of $75.6 million in cash and contingent cash consideration of up to $3.6 million payable in January of 2026, based on the WTI 2025 Average (together, the “Q and M Acquisitions” and, collectively with the Pending Acquisition, the “Acquisitions”). The assets subject to the Q and M Acquisitions consisted of mineral and royalty interests in approximately 672 net royalty acres located primarily in the Permian Basin, with net production during the second quarter of 2024 of approximately 787 BOE/d. We funded the cash consideration, and intend to fund the contingent cash consideration, for the Q and M Acquisitions with cash on hand and borrowings under OpCo’s revolving credit facility.

Item 9.01.    Financial Statements and Exhibits.

a) Financial Statements of Business or Funds Acquired.

The audited consolidated financial statements of the sellers in the Acquisitions, which comprise the consolidated balance sheets, the consolidated statements of operations, the consolidated statements of changes in members’ equity and the consolidated statements of cash flows, and the related notes to the consolidated financial statements, as of and for the year ended December 31, 2023 are filed as Exhibit 99.2, 99.3 and 99.4 hereto and incorporated by reference herein.

The unaudited interim consolidated financial statements of the sellers in the Acquisitions, which comprise the consolidated balance sheet, the consolidated statements of operations, the consolidated statements of changes in members’ equity and the consolidated statements of cash flows, and the related notes to the consolidated financial statements for the six months ended June 30, 2024, are filed as Exhibit 99.5, 99.6 and 99.7 hereto and incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Viper, which comprises the consolidated balance sheet as of June 30, 2024 and the consolidated statements of operations for the six months ended June 30, 2024 and year ended December 31, 2023, and the related notes thereto, is filed as Exhibit 99.8 hereto and incorporated by reference herein.

(d) Exhibits

Number	Description
2.1*#
Purchase and Sale Agreement, dated as of September 11, 2024, by and among Tumbleweed Royalty IV, LLC and TWR IV SellCo Parent, LLC (collectively, as sellers), Viper Energy Partners LLC (as buyer) and Viper Energy, Inc. (as parent, and collectively with Viper Energy Partners LLC, as buyer parties).

23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Cawley, Gillespie and Associates, Inc.
23.3*	Consent of Ryder Scott Company, LP.
99.1**	Press release, dated September 11, 2024, entitled "Viper Energy, Inc., a subsidiary of Diamondback Energy, Inc., Announces Acquisition."
99.2*	Audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the year ended December 31, 2023.
99.3*	Audited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the year ended December 31, 2023.
99.4*	Audited consolidated financial statements of Tumbleweed Royalty IV, LLC as of and for the year ended December 31, 2023.
99.5*	Unaudited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the six months ended June 30, 2024.
99.6*	Unaudited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the six months ended June 30, 2024.
99.7*	Unaudited consolidated financial statements of Tumbleweed Royalty IV, LLC as of and for the six months ended June 30, 2024.
99.8*	Unaudited pro forma condensed combined financial information of Viper Energy, Inc. as of June 30, 2024 and for the six months ended June 30, 2024 and the year ended December 31, 2023.
99.9*
Evaluation report regarding estimates of total proved reserves and forecasts of economics attributable to certain royalty interests of Tumbleweed-Q Royalty Partners, LLC, prepared by Cawley, Gillespie and Associates, Inc., independent petroleum consultants, as of December 31, 2023.

99.10*
Evaluation report regarding estimates of total proved reserves and forecasts of economics attributable to certain royalty interests of MC Tumbleweed Royalty, LLC, prepared by Cawley, Gillespie and Associates, Inc., independent petroleum consultants, as of December 31, 2023.

99.11*
Evaluation report regarding estimates of total proved reserves and forecasts of economics attributable to certain royalty interests of Tumbleweed Royalty IV, LLC, prepared by Cawley, Gillespie and Associates, Inc., independent petroleum consultants, as of December 31, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.
**	Furnished herewith.
#	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date:	September 11, 2024

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary